Exhibit 99.1

UFC Marital Artist and Influencer Hector Lombard Signs on with Jupiter Wellness’ Safety Shot

The world’s first blood alcohol detox drink to launch Q4 2023

JUPITER, FL – August 18, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced that Hector Lombard, a professional mixed martial artist, bodybuilder, UFC fighter, and former Olympic judoka, has signed on as a brand ambassador for the Company’s first-of-its-kind rapid alcohol detoxification drink, Safety Shot.

Lombard is a social media influencer with a following of 3 million across platforms including Instagram, X (formerly Twitter). As a Cuban-Australian, Lombard has a global audience of sports and fitness enthusiasts, a key target demographic for Safety Shot.

“I’ve tried Safety Shot and felt its effects first hand. Strength, fitness and wellness are my priority and when I do have an alcoholic drink on occasion in social settings, I can now follow it up with Safety Shot to minimize alcohol’s effects on my body and mind. I’m proud to raise awareness of Safety Shot to help people achieve better health and safety,” Lombard stated.

“We’re excited to have Hector come on board as Safety Shot’s first brand ambassador. As we gear up for launch in the fourth quarter, we plan to engage with many other brand ambassadors who make wellness a priority and communicate their positive message to a wide and diverse audience,” added Jupiter Wellness CEO Brian John.

Jupiter Wellness recently announced Safety Shot is going into production at facilities across the U.S. in preparation for its launch in the fourth quarter of 2023. The Company invites members of the media to the unveiling of Safety Shot at Jupiter Wellness’ offices in Jupiter, Florida on September 15th at 4pm for the opportunity to taste samples and meet management for a Q&A. If you are a member of the media and would like to attend, please send your credentials to media@jupiterwellness.com.

Safety Shot is created by a doctor, patented, and validated by research. Safety Shot lowers blood alcohol content by up to 50% in just 30 minutes.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties. The Company recently acquired Safety Shot, the world’s first blood alcohol detox drink.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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